UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 10, 2009 (December 7, 2009)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 East 52nd Street, New York, New York 10055

(Address of principal executive offices, including zip code)

(212) 810-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2009, BlackRock, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $2,500,000,000 aggregate principal amount of its 2.25% Notes due 2012, 3.50% Notes due 2014 and 5.00% Notes due 2019 (collectively, the “Notes”), for resale by the Underwriters (collectively the “Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-145976) (the “Registration Statement”). The offering has resulted in net proceeds to the Company of approximately $2.485 billion.

The underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for the Company. They have received customary fees and expenses for these services. Some of the underwriters and their affiliates are lenders, agents or bookrunners under the Company’s revolving credit facilities and commercial paper program.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is attached as an exhibit to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On December 10, 2009, the Company closed the Offering. The Notes are issued pursuant to the Senior Indenture, dated as of September 17, 2007, between the Company and The Bank of New York, as trustee (the “Senior Indenture”).

At any time and from time to time, the Company may redeem the Notes at a “make-whole” redemption price (as defined in the Notes). In the case of any such redemption, the Company will also pay accrued and unpaid interest, if any, to the redemption date.

Each of the following constitutes an event of default under the Senior Indenture: (1) failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; (2) failure to pay any principal when due of such series at its maturity; (3) failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization.

The Senior Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Senior Indenture, a copy of which is filed as Exhibit 4.12 to the Company’s registration statement on Form S-3 (File No. 333-145976), and the Notes, which are attached as exhibits to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Underwriting Agreement, dated December 7, 2009, between BlackRock, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, and the other underwriters named therein.

99.2	Form of Note for the 2.25% Notes due 2012.

99.3	Form of Note for the 3.50% Notes due 2014.

99.4	Form of Note for the 5.00% Notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: December 10, 2009

	By:	/s/ DANIEL R. WALTCHER
	Name:	Daniel R. Waltcher
	Title:	Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Underwriting Agreement, dated December 7, 2009, between BlackRock, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, and the other underwriters named therein.

99.2	Form of Note for the 2.25% Notes due 2012.

99.3	Form of Note for the 3.50% Notes due 2014.

99.4	Form of Note for the 5.00% Notes due 2019.